UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2019

Vet Online Supply, Inc.
(Exact name of Company as specified in its charter)

Florida	000-55787	47-099750
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6500 Live Oak Drive Kelseyville, CA 95451

(Address of principal executive offices)

Phone: 415-756-4057
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Items

On April 22, 2019 the Board of Directors of Vet Online Supply, Inc. (the “Company”) proposed, and its shareholders approved a reverse split of the Company’s outstanding common stock, at a ratio of up to one post-split share per three thousand pre-split shares (1:3,000) (the “Reverse Split”). The Company subsequently took steps to carry out the execution of the Reverse Split, including notifying the Financial Industry Regulatory Authority (“FINRA”). FINRA processed the Reverse Split, with a market effective date of October 18, 2019.

Immediately before the Reverse Split, the Company had 5,826,958,371 shares of common stock outstanding. Immediately after the Reverse Split, the Company had 1,942,343 shares of common stock outstanding, pending fractional-share rounding-up calculations to adjust for the Reverse Split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vet Online Supply, Inc.

Date: October 22, 2019	By:	/s/ Daniel Rushford
Daniel Rushford
Chairman and CEO
/s/ Daniel Rushford
Daniel Rushford, CEO